UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2016

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.03 of this report is hereby incorporated by reference into this Item 1.01. The registrant disclaims any implication that the agreements relating to the transactions described in this report are other than agreements entered into in the ordinary course of its business.

Securitization of Receivables

On April 20, 2016, the registrant Consumer Portfolio Services, Inc. ("CPS") and its wholly owned subsidiary CPS Receivables Five LLC ("Subsidiary") entered into a series of agreements under which Subsidiary purchased from CPS, and sold to CPS Auto Receivables Trust 2016-B (the "Trust"), approximately $224.3 million of subprime automotive receivables (the "Initial Receivables"). Subsidiary also committed to purchase and to sell to the Trust, and CPS committed to sell to Subsidiary, an additional $115.7 million of similar automotive receivables (the "Subsequent Receivables” and together with the Initial Receivables, the “Receivables").

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 25, 2016, the registrant announced its earnings for the quarter ended March 31, 2016.  A copy of the announcement is attached as an exhibit to this report.

As disclosed in the announcement, the registrant will host a conference call on Tuesday, April 26, 2016, at 1:00 p.m. ET to discuss its results of operation and financial condition. Those wishing to participate by telephone may dial-in at 877 312-5502 or 253 237-1131 approximately 10 minutes prior to the scheduled time. A replay of the conference call will be available through May 3, 2016, by dialing 855 859-2056 (or 404 537-3406 for international participants), with conference identification number 94123263. A broadcast of the conference call will also be available for 90 days after the call via the Company’s web site at www.consumerportfolio.com.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

CPS, Subsidiary, the Trust and others on April 20, 2016, entered into a series of agreements that, among other things, created long-term obligations that are material to CPS, Subsidiary and the Trust. Under these agreements (i) CPS sold the Initial Receivables to Subsidiary, and committed to sell the Subsequent Receivables to Subsidiary not later than June 4, 2016, (ii) Subsidiary sold the Initial Receivables to the Trust, and committed to sell the Subsequent Receivables to the Trust, (iii) the Trust deposited the Initial Receivables, and committed to deposit the Subsequent Receivables, with Wells Fargo Bank, N.A. ("Wells Fargo"), as trustee of a grantor trust, receiving in return a certificate of beneficial interest (“CBI”) representing beneficial ownership of the Receivables, (iv) the Trust pledged the CBI to Wells Fargo as indenture trustee for benefit of the holders of the Notes (as defined below), (v) the Trust issued and sold $332.7 million of asset-backed Notes, in five classes (such Notes collectively, the "Notes"), (vi) a portion of the proceeds from the sale of the Notes was pledged to Wells Fargo as trustee for benefit of the holders of the Notes, to be used to fund the purchase price of the Subsequent Receivables, and (vii) a cash deposit (the "Reserve Account") in the amount of 1.00% of the aggregate balance of the Initial Receivables was pledged for the benefit of the holders of the Notes.

Security for the repayment of the Notes consists of the Initial Receivables and, when and if sold, the Subsequent Receivables, and the rights to payments relating to the Receivables. The Receivables were purchased by CPS from automobile dealers, and CPS will act as the servicer of the Receivables. Credit enhancement for the Notes consists of over-collateralization and the Reserve Account. Wells Fargo will act as collateral agent and trustee on behalf of the secured parties, and is the backup servicer.

The Notes are obligations only of the Trust, and not of Subsidiary nor of CPS. Nevertheless, the Notes are properly treated as long-term debt obligations of CPS. The sale and issuance of the Notes, treated as secured financings for accounting and tax purposes, are treated as sales for all other purposes, including legal and bankruptcy purposes. None of the assets of the Trust or Subsidiary are available to pay other creditors of CPS or its affiliates.

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Upon completion of the anticipated May 2016 sale of the Subsequent Receivables to the Trust, the Trust will hold a fixed pool of amortizing assets. The Trust is obligated to pay principal and interest on the Notes on a monthly basis. Interest is payable at fixed rates on the outstanding principal balance of each of the five classes of the Notes, and principal is payable by reference to the aggregate principal balance of the Receivables (adjusted for chargeoffs and prepayments, among other things) and agreed required over-collateralization. The following table sets forth the interest rates and initial principal amounts of the five classes of Notes:

Note Class	Interest Rate	Amount
Class A	2.07%	$162,860,000
Class B	3.18%	53,720,000
Class C	4.22%	56,270,000
Class D	6.58%	35,020,000
Class E	8.14%	24,820,000

The 2016-B transaction has initial credit enhancement consisting of a cash deposit equal to 1.00% of the original receivable pool balance and over-collateralization of 2.15%. The final enhancement level requires accelerated payment of principal on the Notes to reach overcollateralization of 5.65% of the then-outstanding receivable pool balance.

If an event of default were to occur under the agreements, the Trustee would have the right to accelerate the maturity of the Notes, in which event the cash proceeds of the Receivables that otherwise would be released to Subsidiary would instead be directed entirely toward repayment of the Notes. Events of default include such events as failure to make required payments on the Notes, breaches of warranties, representations or covenants under any of the agreements or specified bankruptcy-related events. In addition, if the Receivables (pledged as security for the Notes) were to experience net loss ratios that are higher than specified levels, the existence of such a "trigger event" would also require that the cash proceeds of the Receivables that otherwise would be released to Subsidiary would instead be directed to payment of principal on the Notes, until specified increased levels of overcollateralization were achieved.

At such time as the aggregate outstanding principal balance of the Receivables is less than 10% of the intended initial aggregate balance of $342.0 million, CPS will have the option to purchase the Trust estate at fair market value, provided that such purchase price is sufficient to cause the Notes to be redeemed and paid in full, and to cause other obligations of the Trust to be met.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Four exhibits are included in this report:

4.67	Indenture dated April 1, 2016 re Notes issued by CPS Auto Receivables Trust 2016-B (to be filed by amendment).
4.68	Sale and Servicing Agreement dated as of April 1, 2016 (to be filed by amendment).
99.1	News release re April 20, 2016, transaction.
99.2	News release re earnings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: April 25, 2016	By: /s/ JEFFREY P. FRITZ
Jeffrey P. Fritz Executive Vice President and Chief Financial Officer Signing on behalf of the registrant

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